0
Foundation for Growth
Revenue
Recycled OEM parts sales and other services
(scrap)
Cost of Goods Sold
Primarily price paid for vehicles at auction
Also includes tow-in, vehicle procurement
and dismantling costs
Operating Expenses
Facilities, rent and distribution expense
Selling expenses for commissioned sales
force
General and administrative expenses
Depreciation and amortization
Growth Assumptions
Organic growth: Historical high-single digit
Recycled OE parts growth
Near-
to mid-term acquisition pipeline: $150
million
(1)
Assumes approximately 7-9% organic growth and 1-3 acquisitions per quarter
(2)
Excludes fluctuations in scrap prices and foreign exchange rate
(3) The
growth
projections
shown
above
are
solely
to
illustrate
the
effect
of
organic
growth
and
growth
through
acquisitions
that
the
company
believes
to
be
achievable; however, there can be no assurance that these levels of revenue will be achieved
0
50
100
150
200
250
300
350
2015
2016
2017
2018
Strong Growth Opportunity
(1)(2)(3)
Base Revenue
Cumulative Acquisition Revenue
Exhibit 99.1A